FOR IMMEDIATE RELEASE

CONTACT:	STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR FIRST FISCAL QUARTER ENDED DECEMBER 31, 2004

Philadelphia, PA February 7, 2005 — Resource America, Inc. (NASDAQ: REXI) (the “Company”) reported net income of $8.6 million or $0.46 per common share diluted for the first fiscal quarter ended December 31, 2004 as compared to $3.3 million or $0.19 per common share diluted for the first fiscal quarter ended December 31, 2003, an increase of $5.2 million (156%).

Earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) were $23.0 million for the first fiscal quarter ended December 31, 2004 as compared to $11.5 million for the first fiscal quarter ended December 31, 2003, an increase of $11.5 million (100%). The following reconciles EBITDA to our net income for the first fiscal quarters ended December 31, 2004 and 2003 (in thousands).

	Three Months Ended December 31,
	2004	2003
Net income	$8,567	$3,343
Plus:
Interest expense	2,402	2,667
Provision for income taxes	5,455	2,035
Depreciation, depletion and amortization	6,535	3,437

EBITDA	$22,959	$11,482

Management of the Company believes that EBITDA provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements. EBITDA is a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. This measure is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. It is also a financial measurement that, with certain negotiated adjustments, is reported to the Company’s banks to establish conformance with its financial covenants under its current credit facilities. EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the structured finance, equipment leasing, real estate and energy sectors. At December 31, 2004, the Company managed approximately $4.7 billion of assets in these sectors as follows:

Structured finance	$ 3.0 billion
Equipment leasing	$ 0.2 billion
Real estate	$ 0.5 billion
Energy	$ 1.0 billion

A description of how the Company calculates assets under management is set forth in Item I of the Company’s Form 10-K for the year ended September 30, 2004.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com .

Highlights for the First Fiscal Quarter Ended December 31, 2004 and Recent Developments

All segments participated in this growth as follows:

CORPORATE:

•	The Company increased its managed assets to $4.7 billion at December 31, 2004 from $3.0 billion (57%) at December 31, 2003.

STRUCTURED FINANCE:

•	Ischus Capital Management, LLC (“Ischus”), the Company’s wholly-owned subsidiary focusing on selecting, investing in and managing primarily real estate related Asset Backed Securities (“ABS”), closed Ischus CDO I, LTD secured by $400.0 million of ABS.

•	Trapeza Management Group, a joint venture of the Company, closed Trapeza CDO VII, a $335.0 million collateralized debt obligation (“CDO”) comprised of a diversified pool of trust preferred securities. Total assets managed by Trapeza increased to $2.6 billion at December 31, 2004 from $1.8 billion (44%) at December 31, 2003.

•	In January 2005, the Company formed Apidos Capital Management, LLC (“Apidos”) to focus on selecting, investing in and managing syndicated loans. Apidos intends to leverage the Company’s expertise and experience as a CDO collateral manager. Gretchen Bergstresser became the President and Senior Portfolio Manager of Apidos. Before joining Apidos, from 2003 to 2005, she was the Managing Director and Portfolio Manager of MJX Asset Management, a $1.5 billion boutique asset management firm managing leveraged loans across five structured vehicles. From 1996 to 2003, she was CDO Portfolio Manager and Head Par Loan Trader at Eaton Vance Management, one of the largest institutional investors in the bank loan market.

EQUIPMENT LEASING:

•	Equipment leasing assets under management increased to $192.6 million as of December 31, 2004, an increase of $104.1 million (85%) from December 31, 2003.

•	The Company’s equipment leasing subsidiary, LEAF Financial Corporation (“LEAF”), increased its lease originations to $41.8 million in the first fiscal quarter ended December 31, 2004, as compared to $26.0 million (61%) in the first fiscal quarter ended December 31, 2003.

•	LEAF completed a $75.0 million loan facility with West LB’s asset securitization team (a unit of West LB Investment Banking North America for the benefit of Lease Equity Appreciation Fund, L.P., a limited partnership sponsored by LEAF.

REAL ESTATE:

•	Resource Capital Partners, Inc., the Company’s wholly-owned subsidiary that invests in and manages multi-family properties in three separate funds, raised an additional $6.2 million of investor equity in the first fiscal quarter ended December 31, 2004. Resource Real Estate Investors, L.P., a partnership managed by the Company, acquired one multi-family property in Raleigh, N.C. for $18.3 million.

•	The Company resolved one real estate loan and refinanced a second loan realizing net proceeds of $10.0 million.

ENERGY:

•	The Company’s energy segment raised $52.2 million of investor funds during the first fiscal quarter ended December 31, 2004.

•	The Company’s energy segment drilled and substantially completed 136 net wells during the first fiscal quarter ended December 31, 2004, as compared to 111 net wells during the first fiscal quarter ended December 31, 2003, a 23% increase.

•	The Company’s energy segment increased natural gas and oil production to 23.0 million cubic feet equivalent per day in the first fiscal quarter ended December 31, 2004 from 22.2 million cubic feet equivalent per day in the first fiscal quarter ended December 31, 2003, an increase of 3%.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets and consolidated statements of income. Such information is unaudited except for the balance sheet at September 30, 2004.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2004	September 30, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,870	$69,099
Investments in lease assets	28,520	24,177
Accounts receivable and prepaid expenses	38,144	31,634
Assets held for sale	99,662	102,963

Total current assets	249,196	227,873

Investments in real estate loans and real estate	47,600	47,119
Property and equipment, net	385,966	374,192
Other assets	42,655	31,619
Intangible assets, net	7,188	7,433
Goodwill, net of accumulated amortization of $4,532	37,470	37,470

	$770,075	$725,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$3,421	$6,151
Secured revolving credit facilities - equipment leasing	23,970	8,487
Accounts payable	34,614	25,413
Liabilities associated with assets held for sale	70,186	65,300
Accrued liabilities	41,693	38,679
Liabilities associated with drilling contracts	52,610	29,375

Total current liabilities	226,494	173,405

Long-term debt	82,624	114,696

Deferred revenue and other liabilities	7,784	9,263
Deferred income taxes	23,504	19,677
Minority interests	160,934	150,750
Commitments and contingencies	--	--

Stockholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none outstanding	--	--
Common stock, $.01 par value; 49,000,000 shares authorized	256	255
Additional paid-in capital	248,041	247,865
Less treasury stock, at cost	(77,619)	(77,667)
Less ESOP loan receivable	(1,116)	(1,127)
Accumulated other comprehensive income (loss)	1,318	(1,575)
Retained earnings	97,855	90,164

Total stockholders' equity	268,735	257,915

	$770,075	$725,706

RESOURCE AMERICA, INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended December 31,
	2004	2003
REVENUES
Energy	$91,247	$35,691
Real estate	4,311	3,988
Equipment leasing	2,591	1,624
Structured finance	1,294	959

	99,443	42,262
COSTS AND EXPENSES
Energy	67,119	23,326
Real estate	3,643	3,440
Equipment leasing	2,311	1,546
Structured finance	611	--
General and administrative	1,498	2,325
Atlas America, Inc. planned spin-off	206	--
Depreciation, depletion and amortization	6,535	3,437
Provision for possible losses	157	300

	82,080	34,374

OPERATING INCOME	17,363	7,888

OTHER INCOME (EXPENSE)
Interest expense	(2,402)	(2,667)
Minority interest in Atlas Pipeline Partners, L.P.	(7,220)	(1,273)
Minority interests in structured finance entities	99	--
Other income, net	7,745	1,871

	(1,778)	(2,069)

Income from continuing operations before taxes and minority interest	15,585	5,819
Provision for income taxes	5,455	2,035

Income from continuing operations before minority interest	10,130	3,784
Minority interest in Atlas America, Inc., net of tax	(1,761)	--

Income from continuing operations	8,369	3,784
Income (loss) from discontinued operations, net of tax	198	(441)

NET INCOME	$8,567	$3,343

Net income (loss) per common share - basic:
From continuing operations	$0.48	$0.22
Discontinued operations	0.01	(0.03)

Net income	$0.49	$0.19

Weighted average shares outstanding	17,505	17,355

Net income (loss) per common share - diluted:
From continuing operations	$0.45	$0.21
Discontinued operations	0.01	(0.02)

Net income	$0.46	$0.19

Weighted average shares outstanding	18,700	17,953

Dividends declared per common share	$0.05	$0.033